UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2018

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)

 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01	Regulation FD Disclosure

Univest Corporation of Pennsylvania’s (the “Corporation”) wholly owned subsidiary, Univest Bank and Trust Co. (the “Bank”) owns a participating interest totaling $13.0 million in an approximately $80.0 million commercial lending facility. The Bank is aware of alleged fraudulent activities believed to be perpetrated by one or more employees of the borrower and its related entities. It is expected the Corporation’s second quarter 2018 net income and net income per share will be adversely affected by provision for loan and leases losses and professional fees arising from this commercial lending relationship.
The Corporation is evaluating the situation, but the provision for loan and leases losses related to this matter, which will be recorded in the Corporation’s second quarter 2018 financial results, could amount to the entire $13.0 million of the Bank’s participating interest, or approximately $0.35 per diluted share, net of tax. The Corporation and Bank expect to remain well-capitalized subsequent to recording the potential provision for loan and leases losses and professional fees associated with this commercial lending relationship.
The Bank is continuing to investigate the matters described above and work with the lead bank. Based on the Bank’s review of the circumstances of the alleged fraudulent activities involving this borrower, the Bank believes this incident is an isolated occurrence and not indicative of a broader increase in exposure to fraud-related losses in connection with its lending businesses. Although the Bank plans to pursue all available sources of collection and other means of mitigating the potential loss, no assurance can be given that it will be successful in this regard.
The information in this Form 8-K provided under Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Corporation under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K may contain "forward‐looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believe, "anticipate," “expect,” "intend," "plan," "goal," "target," “project," “could,” "may," "should” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following, as well as the risk factors described in Item 1A, “Risk Factors” in our Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which have been filed with the Securities and Exchange Commission (the “SEC”) and are available in the Investor Relations section of the Corporation’s website (www.univest.net) and on the SEC’s website (www.sec.gov).
Any forward-looking statements included in this report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Michael S. Keim
Name:	Michael S. Keim
Title:	Senior Executive Vice President
Date: May 31, 2018